Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of  November 8, 2013 by and among Inventure Foods, Inc. (the “Company”), the Persons listed on the signature pages hereto as grantors (together with the Company, the “Initial Grantors,” and together with any additional Persons which become parties to this Security Agreement by executing a Supplement hereto in substantially the form of Annex I and after giving effect to any Persons released pursuant to the terms hereof, the “Grantors”), and U.S. Bank National Association in its capacity as administrative agent (the “Administrative Agent”) for the benefit of the Holders of Secured Obligations under the Credit Agreement (as defined below).

PRELIMINARY STATEMENT

The Company, certain of its Subsidiaries, the financial institutions from time to time party thereto (collectively, the “Lenders”) and the Administrative Agent are party to a Credit Agreement dated as of November 8, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  The Grantors are entering into this Security Agreement in order to secure their obligations under and in connection with the Credit Agreement and the other Loan Documents and to induce the Lenders to enter into and extend credit to the Company and the other Borrowers under the Credit Agreement.

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Holders of Secured Obligations, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1.         Terms Defined in the Credit Agreement.  All capitalized definitional terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2.         Terms Defined in Arizona UCC.  Terms defined in the Arizona UCC which are not otherwise defined in this Security Agreement or the Credit Agreement are used herein as defined in the Arizona UCC.

1.3.         Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the Preamble and the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the Arizona UCC.

“Arizona UCC” means the Arizona Uniform Commercial Code as in effect from time to time.

“Article” means a numbered article of this Security Agreement, unless another document or the Arizona UCC is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the Arizona UCC.

“Collateral” means all Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, Goods, General Intangibles, Instruments, Inventory, Investment Property, Pledged Deposits, Supporting Obligations, and Other Collateral, wherever located, to the extent that any Grantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds, products, profits and offspring thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.  Notwithstanding anything to the contrary contained in this definition, Collateral shall not include Excluded Property; provided, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral until the date, if ever, such property again becomes Excluded Property.

“Commercial Tort Claims” means those certain currently existing commercial tort claims of any Grantor, including each commercial tort claim specifically described in Exhibit “E”.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Arizona UCC.

“Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in an account maintained by such Grantor with such banking institution.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all extensions of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the Arizona UCC.

“Documents” shall have the meaning set forth in Article 9 of the Arizona UCC.

“Domestic Subsidiary” means a Subsidiary of a Grantor incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

“Equipment” shall have the meaning set forth in Article 9 of the Arizona UCC.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“Event of Default” means an event described in Section 5.1 hereof.

“Excluded Property” means (i) contractual rights to the extent and for so long as the grant of a security interest therein pursuant hereto would violate the terms of the agreement under which such contractual rights arise or exist to the extent such prohibition is enforceable under applicable law, (ii) rights under governmental licenses, authorizations or any other asset of any Grantor, to the extent and for so long as the grant of a security interest therein is prohibited by law, (iii) any intent-to-use Trademark or service mark application prior to the filing of a statement of use or amendment to allege use, or any other intellectual property, to the extent that applicable law or regulation prohibits the creation of a security interest or would otherwise result in the loss of rights from the creation of such security interest or from the assignment of such rights upon the occurrence and continuance of an Event of Default; (iv) equipment and other assets (together with all proceeds thereof) that are acquired with purchase money Indebtedness (and refinancings thereof) or that are subject to Capitalized Leases for so long as the grant of a Lien thereon would violate the terms of any applicable agreement evidencing such purchase money Indebtedness (and refinancings thereof) or Capitalized Leases and (v) Exempt Accounts.

“Exempt Accounts” means (a) any account used for payroll, taxes, employee benefits or fiduciary and trust purposes, including, without limitation, the escrow account described in Section 2.11 of the Project Freeze Purchase Agreement and amounts on deposit therein as required by the Project Freeze Purchase Agreement for so long as such amounts remain on deposit therein, (b) zero balance accounts, pension accounts and 401(k) accounts, or (c) any account in which the average daily balance does not at any time exceed $50,000, provided, that to the extent the average daily balances in all accounts that would not otherwise be Exempt Accounts but for their balances exceed $200,000 in the aggregate, such accounts shall no longer be Exempt Accounts.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Farm Products” shall have the meaning set forth in Article 9 of the Arizona UCC.

“First Tier Foreign Subsidiary” means any Foreign Subsidiary that is directly owned by the Company or any Domestic Subsidiary thereof.

“Fixtures” shall have the meaning set forth in Article 9 of the Arizona UCC.

“Foreign Subsidiary” means any Subsidiary of a Grantor that is not incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

“General Intangibles” shall have the meaning set forth in Article 9 of the Arizona UCC and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and domain names, Industrial Designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Arizona UCC.

“Goods” shall have the meaning set forth in Article 9 of the Arizona UCC.

“Holders of Secured Obligations” shall include, without limitation, each Lender, the LC Issuer and the Administrative Agent in respect of the Loans, LC Obligations and all other Obligations under the Loan Documents, each Lender, the LC Issuer, the Administrative Agent and their respective Affiliates in connection with the provision of permitted Cash Management Services and Rate Management Obligations, each indemnified party arising under the Loan Documents, and the successors and permitted transferees and assigns of each of the foregoing (to the extent that transferees and assigns of obligations arising out of Cash Management Services and Rate Management Obligations are the LC Issuer, the Administrative Agent, the Lenders or Affiliates of any of the foregoing).

“Industrial Designs” means (i) registered industrial designs and industrial design applications, and also includes registered industrial designs and industrial design applications listed in Exhibit “C”, (ii) all renewals, divisions and any industrial design registrations issuing thereon and any and all foreign applications corresponding thereto, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iv) the right to sue for past, present and future infringements thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

“Instruments” shall have the meaning set forth in Article 9 of the Arizona UCC.

“Intellectual Property” means all Patents, Trademarks, Copyrights and any other intellectual property.

“Inventory” shall have the meaning set forth in Article 9 of the Arizona UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the Arizona UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its or another Person’s Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable to such Person as the licensor under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights of such Person to sue for past, present, and future breaches thereof.

“Other Collateral” means all cash on hand, letter-of-credit rights, letters of credit, Stock Rights and Securities Accounts not constituting Investment Property, Deposit Accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution and any other personal property of the Grantors (other than Excluded Property) not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Pledged Deposits and Supporting Obligations, it being intended that the Collateral include all personal property of the Grantors, except Excluded Property.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Deposits” means all time deposits of money, whether or not evidenced by certificates, which a Grantor may from time to time designate as pledged to the Administrative Agent or to any Holder of Secured Obligations as security for any Secured Obligations, and all rights to receive interest on said deposits.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Obligations” means, collectively, (i) the Obligations and (ii) all obligations in connection with Cash Management Services and all Rate Management Obligations provided to the Borrowers, any Guarantor or any Subsidiary by the Administrative Agent, the LC Issuer or any other Lender or any Affiliate of the foregoing, but excluding, for the avoidance of doubt, all Excluded Swap Obligations.

“Securities Account” shall have the meaning set forth in Article 8 of the Arizona UCC.

“Security” has the meaning set forth in Article 8 of the Arizona UCC.

“Stock Rights” means any securities, dividends or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such securities.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the Arizona UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:  (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation under the Credit Agreement to reimburse the LC Issuer for drawings not yet made under a Facility LC issued by it; (ii) any other obligation (including any guarantee) under the Credit Agreement that is contingent in nature at such time; or (iii) an obligation under the Credit Agreement to provide collateral to secure any of the foregoing types of obligations.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each of the Grantors hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Holders of Secured Obligations and (to the extent specifically provided herein) their Affiliates, a security interest in all of such Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral, to secure the prompt and complete payment and performance of the Secured Obligations.  Notwithstanding the foregoing or any other provision hereof to the contrary, the amount of Equity Interests in any First Tier Foreign Subsidiary pledged or required to be pledged to the Administrative Agent hereunder or under any other Collateral Document shall be automatically limited to not more than 65% of the voting Equity Interests of such First Tier Foreign Subsidiary (and the term “Collateral” shall not include any other Equity Interests of such First Tier Foreign Subsidiary or any Equity Interests of any Foreign Subsidiary that is not a First Tier Foreign Subsidiary).  For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of Intellectual Property rights owned by the Grantors.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Initial Grantors represents and warrants, solely as to itself and not with respect to any other Grantor, on the date of this Security Agreement and on any date on which representations or warranties are made or remade under the Credit Agreement to the Administrative Agent and the Holders of Secured Obligations, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Supplement in substantially the form of Annex I, solely as to itself and not with respect to any other Grantor, represents and warrants on the date of such supplement (after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Supplement), that:

3.1.         Title, Authorization, Validity and Enforceability.  Such Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to such owned Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.5 hereof, and has full corporate, limited liability company, partnership or other entity, power and corporate, limited liability company, partnership or other entity authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto.  The execution and delivery by such Grantor of this Security Agreement have been duly authorized by proper corporate, limited liability company, partnership or other entity, as applicable, proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or general equitable principles.  When financing statements have been filed in the appropriate offices against such Grantor in the locations listed in Exhibit “D”, the Administrative Agent will have a fully perfected first priority security interest in the Collateral owned by such Grantor in which a security interest may be perfected by filing a financing statement, subject only to Liens permitted under Section 4.1.5 hereof.

3.2.         Conflicting Laws and Contracts.  Neither the execution and delivery by such Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor, or (ii) such Grantor’s charter, articles, partnership agreement or by-laws (or similar constitutive documents), or (iii) with respect to any indenture, instrument or agreement evidencing Indebtedness for borrowed money in an aggregate principal amount in excess of $1,000,000 or where aggregate amounts payable thereunder exceed $1,000,000, the provisions of such indenture, instrument or agreement to which such Grantor is a party or is subject, or by which it, or its property may be bound or affected, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of or on the property of such Grantor pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Administrative Agent on behalf of the Holders of Secured Obligations).

3.3.         Property Locations; Inventory.  The Inventory (other than Inventory in transit), Equipment and Fixtures of each Grantor are located solely at the locations of such Grantor described in Exhibit “A” and Exhibit “F”.  All of said locations are owned by such Grantor except for locations (i) which are leased by such Grantor as lessee and designated in Part B of Exhibit “A” and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment by such Grantor as designated in Part C of Exhibit “A”.  With respect to any of its Inventory:  (a) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by this Security Agreement or the Credit Agreement, (b) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and Holders of Secured Obligations, and except for Liens permitted hereunder or by the Credit Agreement, (c) other than Inventory subject to the intellectual property license agreements identified on Exhibit “C”, such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (d) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (e) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.  Each Grantor shall maintain all agricultural Inventory in good and merchantable condition and shall, as applicable, clean, feed, shelter, store, secure, refrigerate, water, medicate, fumigate, fertilize, cultivate, irrigate, prune, process and otherwise maintain such agricultural Inventory in accordance with standards and practices adhered to generally by others in the same businesses as such Grantor.

3.4.         No Other Names; Etc.  Within the last five (5) years, such Grantor has not conducted business under any legal name, changed its jurisdiction of formation, merged with or into or consolidated with any other Person, except as disclosed in Exhibit “B”.  The name in which such Grantor has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents as filed with such Grantor’s jurisdiction of organization as of the date hereof.

3.5.         No Event of Default.  No Event of Default exists.

3.6.         Filing Requirements.  None of the Equipment owned by such Grantor is covered by any certificate of title, except for the Equipment described in Part A of Exhibit “C”; provided, no Grantor shall be required to identify any such Equipment in Exhibit “C” if the net book value thereof is less than $100,000 and the aggregate net book value of all such equipment not so listed is less than $300,000.  None of the Collateral owned by such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for (i) subject to the proviso in the immediately preceding sentence, the Equipment described in Part B of Exhibit “C” and (ii) Patents, Trademarks and Copyrights held by such Grantor and described in Part C of Exhibit “C” and Patents, Trademarks and Copyrights not required by this Security Agreement to be included in such Exhibit.  The legal description, county and street address of the property on which any Fixtures owned by such Grantor are located is set forth in Exhibit “F” together with the name and address of the record owner of each such property.

3.7.         No Financing Statements.  No valid financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed in any proper jurisdiction except financing statements (i) naming the Administrative Agent on behalf of the Holders of Secured Obligations as the secured party and (ii) in respect of Liens permitted by Section 6.15 of the Credit Agreement; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.15 of the Credit Agreement.

3.8.         Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization.  Such Grantor’s federal employer identification number is, and if such Grantor is a registered organization, such Grantor’s State of organization, type of organization and State of organization identification number is as set forth in Exhibit “I”.

3.9.         Intellectual Property.

3.9.1  Exhibit “C” contains a complete and accurate listing as of the date hereof of all Intellectual Property material to the conduct of Grantors’ business, including, but not limited to the following, to the extent material: (i) state, U.S. and foreign Trademark registrations, applications for Trademark registration and common law Trademarks, (ii) U.S. and foreign Patents and Patents applications, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (iii) U.S. and foreign Copyright registrations and applications for registration, (iv) foreign industrial design registrations and industrial design applications, (v) trade secrets, (vi) domain names, (vii) proprietary computer software, (viii) all forms of Intellectual Property described in clauses (i)-(iii) above that are owned by a third party and licensed to the Grantors, and (ix) the names of any Person who has been granted rights by Grantor in respect thereof outside of the ordinary course of business.  All of such U.S. registrations, applications for registration or applications for issuance of the Intellectual Property that are material are valid and subsisting, in good standing and are recorded or in the process of being recorded in the name of the applicable Grantor.

3.9.2  Such Intellectual Property is valid, subsisting, unexpired (where registered) and enforceable and, to Grantors’ knowledge, has not been abandoned or adjudged invalid or unenforceable, in whole or in part, except as could not be reasonably expected to result in a Material Adverse Effect.

3.9.3  No Person other than the respective Grantor has any right or interest of any kind or nature in or to the material Intellectual Property owned by Grantor, including any right to sell, license, lease, transfer, distribute, use or otherwise exploit the Intellectual Property or any portion thereof outside of the ordinary course of the respective Grantor’s business.  Each Grantor has good, marketable and exclusive title to, and the valid and enforceable power and right to sell, license, transfer, distribute, use and otherwise exploit, its owned and material Intellectual Property.

3.9.4  Each Grantor has taken or caused to be taken steps so that none of its owned and material Intellectual Property, the value of which to the Grantors are contingent upon maintenance of the confidentiality thereof, have been disclosed by such Grantor to any Person other than employees, contractors, customers, representatives and agents of the Grantors who are parties to customary confidentiality and nondisclosure agreements with the Grantors.

3.9.5  To each Grantor’s knowledge, no Person has violated, infringed upon or breached, or is currently violating, infringing upon or breaching, any of the rights of the Grantors to the Intellectual Property or has breached or is breaching any duty or obligation owed to the Grantors in respect of the Intellectual Property except where those violations, infringements or breaches, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

3.9.6  No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Grantor or to which any Grantor is bound that adversely affects its rights to own or use any Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

3.9.7  No Grantor has received any written notice that remains outstanding challenging the validity, enforceability, or ownership of any Intellectual Property except where those challenges could not reasonably be expected to result in a Material Adverse Effect, and to such Grantor’s knowledge at the date hereof there are no facts upon which such a challenge could be made.

3.9.8  Each Grantor owns directly or is entitled to use, by license or otherwise, all Intellectual Property necessary for the conduct of such Grantor’s business.

3.9.9  Each Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks and has taken all commercially reasonable action necessary to insure that all licensees of the Trademarks owned or licensed by such Grantor use such adequate standards of quality, except where the failure to use adequate standards of quality could not reasonably be expected to result in a Material Adverse Effect.

3.9.10  The execution and delivery of the Credit Agreement and this Security Agreement and the consummation of the transactions contemplated by the Loan Documents will not result in the termination or material impairment of any of the owned and material Intellectual Property.

3.10.       Pledged Securities and Other Investment Property.  Exhibit “G” sets forth a complete and accurate list of the Instruments, Securities and other Investment Property delivered to the Administrative Agent.  The applicable Grantor described therein is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed in Exhibit “G” as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Holders of Secured Obligations hereunder or as permitted by Section 6.15 of the Credit Agreement.  Each Grantor further represents and warrants that (i) all such Instruments, Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Instrument, Security or other type of Investment Property) duly and validly issued, are fully paid and non-assessable and constitute the percentage of the issued and outstanding shares of stock (or other equity interests) of the respective issuers thereof indicated in Exhibit “G” hereto and (ii) with respect to any certificates delivered to the Administrative Agent representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in Article 8 of the Arizona UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible.

3.11.       Deposit Accounts and Securities Accounts.  All of the Grantors’ respective Deposit Accounts and Securities Accounts as of the Effective Date are listed in Exhibit “H”.

ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated, each of the Initial Grantors agrees, and from and after the effective date of any Supplement hereto substantially in the form of Annex I applicable to any Grantor (and after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Supplement) and thereafter until this Security Agreement is terminated, each such subsequent Grantor agrees:

4.1.         General.

4.1.1  Inspection.  Each Grantor will permit the Administrative Agent or any Holder of Secured Obligations, by its representatives and agents, during normal business hours and upon reasonable notice (i) to inspect the Collateral, (ii) to examine and make copies of the records of such Grantor relating to the Collateral and (iii) to discuss the Collateral and the related records of such Grantor with, and to be advised as to the same by, such Grantor’s officers and employees, all at such reasonable times and upon reasonable notice as the Administrative Agent or such Holder of Secured Obligations may determine, and all at such Grantor’s expense during the continuation of a Default; provided, that until such time as an Event of Default has occurred and is continuing, no Holder of Secured Obligations other than the Administrative Agent shall be entitled to any such reimbursement; provided further that such Grantor shall not be required to pay for any such inspection by the Administrative Agent more than once per fiscal year unless an Event of Default has occurred and is continuing.  The Administrative Agent and each Holder of Secured Obligations shall share the results of such inspections, examinations and discussions with one another upon request.

4.1.2  Taxes.  Such Grantor will pay when due all taxes, assessments and governmental charges and levies upon the Collateral owned by such Grantor, except  where the failure to do so would not reasonably be expected to have a Material Adverse Effect and except those which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been set aside in accordance with GAAP and which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.1.3  Records and Reports; Notification of Event of Default.  Each Grantor shall keep and maintain materially complete, accurate and proper books and records with respect to the Collateral owned by such Grantor, and furnish to the Administrative Agent, with sufficient copies for each of the Holders of Secured Obligations, such reports relating to the Collateral as the Administrative Agent shall from time to time reasonably request.  Promptly, and in any event within one (1) Business Day after an Authorized Officer of the Company obtains knowledge thereof, the Company shall provide written notice to the Administrative Agent of the occurrence of any Event of Default.

4.1.4  Financing Statements and Other Actions; Defense of Title.  Each Grantor hereby authorizes the Administrative Agent to file, and if requested will execute and deliver to the Administrative Agent, all financing statements describing the Collateral owned by such Grantor and other documents and take such other actions as may from time to time reasonably be requested by the Administrative Agent in order to grant or maintain a first priority, perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens permitted under Section 6.15 of the Credit Agreement, provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.15 of the Credit Agreement.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” Each Grantor will take any and all actions necessary to defend title to the Collateral owned by such Grantor against all Persons and to defend the security interest of the Administrative Agent in such Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.5  Liens.  No Grantor will create, incur, or suffer to exist any Lien on the Collateral owned by such Grantor except Liens permitted pursuant to Section 6.15 of the Credit Agreement.

4.1.6  Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name.  Each Grantor will (except as otherwise permitted hereunder or under the Credit Agreement):

(i)                                     not change its jurisdiction of organization; and

(ii)                                  not (a) have any Inventory (other than Inventory in transit), Equipment or Fixtures or proceeds or products thereof in excess of $250,000 in the aggregate at one or more locations other than a location specified in Exhibit “A” with respect to such Grantor, (b) change its name or taxpayer identification number, except that FFF Acquisition Sub, Inc., upon at least 10 Business Days’ prior written notice to the Administrative Agent, may change its name to Fresh Frozen Foods, Inc. or such other name as identified to the Administrative Agent, or (c) change its principal place of business or chief executive office, unless, in each such case, such Grantor shall have given the Administrative Agent not less than 30 days’ prior written notice of such event or occurrence, and prior to the effectiveness of such occurrence, the Administrative Agent shall have either (x) reasonably determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (y) taken such steps (with the cooperation of such Grantor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent’s security interest in the Collateral owned by such Grantor (including, with respect to clause (ii)(a) above, to use commercially reasonable efforts to enter into a bailee agreement, landlord waiver or other appropriate collateral access agreement).

4.1.7  Other Financing Statements.  No Grantor will suffer to exist or authorize the filing of any valid financing statement naming it as debtor covering all or any portion of the Collateral owned by such Grantor, except any financing statement authorized under Section 4.1.4 hereof, other than the financing statements with respect to the Liens permitted by Section 6.15 of the Credit Agreement.

4.2.         Instruments, Securities, Chattel Paper, Documents and Pledged Deposits.  Each Grantor will deliver (i) to the Administrative Agent, immediately upon execution of this Security Agreement and any Supplement hereto in the form of Annex I (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent), the original certificates representing all Securities constituting Collateral, accompanied by duly executed undated blank powers or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent, the originals of all Chattel Paper and Instruments constituting Collateral, and Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Administrative Agent shall specify, and (ii) upon the Administrative Agent’s written request, each Grantor will promptly deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any other Document evidencing or constituting Collateral.  The rights of the Administrative Agent under any allonge delivered in connection with any Instrument constituting Collateral shall be exercised only upon the occurrence and during the continuance of an Event of Default.  Each Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral owned by such Grantor to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement.  Each Grantor will use all commercially reasonable efforts, with respect to Investment Property constituting Collateral owned by such Grantor held with a financial intermediary, to cause such financial intermediary to enter into a Control Agreement with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

4.3.         Stock and Other Ownership Interests.

4.3.1  Changes in Capital Structure of Issuers.  Except as permitted in the Credit Agreement, no Grantor will (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral owned by such Grantor and in which such Grantor owns a controlling interest to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Instruments, Securities or other Investment Property in favor of any of the foregoing except to the extent permitted under the Credit Agreement.

4.3.2  Issuance of Additional Securities. Except as provided in the Credit Agreement, no Grantor will permit or suffer the issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and in which Grantor has a controlling interest to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to such Grantor.

4.3.3  Registration of Pledged Securities and other Investment Property.  Each Grantor will permit any registerable Collateral owned by such Grantor to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Administrative Agent or the Required Lenders following the occurrence and during the continuance of an Event of Default and without any further consent of such Grantor.

4.3.4  Exercise of Rights in Pledged Securities and other Investment Property.  Each Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, without notice, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral owned by such Grantor or any part thereof, and to receive all dividends and interest in respect of such Collateral to be applied to the Secured Obligations.

4.4.         Letter-of-Credit Rights.  Each Grantor will, upon the Administrative Agent’s request, cause each issuer of a letter of credit in a face amount in excess of $500,000 issued in favor of such Grantor as beneficiary, to consent to the assignment of proceeds of the letter of credit in order to give the Administrative Agent Control of the letter-of-credit rights to such letter of credit.

4.5.         Federal, State or Municipal Claims.  Each Grantor will notify the Administrative Agent of any Collateral having an aggregate value in excess of $500,000 owned by such Grantor which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.6.         Intellectual Property.  If, after the date hereof, any Grantor obtains registration or issuance of any new (and material to the conduct of Grantor’s business) Patent, Trademark or Copyright in addition to the Patents, Trademarks and Copyrights described in Part C of Exhibit “C”, which are all of such Grantor’s material Patents, Trademarks and Copyrights as of the date hereof, then such Grantor shall give the Administrative Agent notice thereof, as part of each compliance certificate provided to the Administrative Agent pursuant to the Credit Agreement or within 5 days after the date on which such certificate is required to be delivered.  Each Grantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Security Agreement or any other document reasonably requested by the Administrative Agent to evidence such security interest in a form appropriate for recording in the applicable federal office.  Each Grantor also hereby authorizes the Administrative Agent to modify this Security Agreement unilaterally (i) by amending Part C of Exhibit “C” to include any future material Patents, Trademarks and/or Copyrights of which the Administrative Agent receives notification from such Grantor pursuant hereto and (ii) by recording, in addition to and not in substitution for this Security Agreement, a duplicate original of this Security Agreement containing in Part C of Exhibit “C” a description of such future Patents, Trademarks and/or Copyrights.

4.7.         Commercial Tort Claims.  If, after the date hereof, any Grantor identifies the existence of a commercial tort claim belonging to such Grantor with a value in excess of $250,000 that has arisen in the course of such Grantor’s business in addition to the commercial tort claims described in Exhibit “E”, which are all of such Grantor’s commercial tort claims with a value in excess of $250,000 as of the date hereof (excluding claims arising in the ordinary course of business in respect of health and workers’ compensation claims where such Grantor’s insurance carrier has made a payment in respect thereof and has subsequently pursued an action to recover such amount, a portion of which may be remitted to such Grantor), then such Grantor shall give the Administrative Agent prompt notice thereof, but in any event not less frequently than quarterly.  Each Grantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Security Agreement or any other document reasonably requested by the Administrative Agent to evidence the grant of a security interest therein in favor of the Administrative Agent.

4.8.         Deposit Accounts and Securities Accounts.  Each Grantor that maintains a Deposit Account or a Securities Account (other than Exempt Accounts) will, within thirty (30) days after the Effective Date or thirty (30) days after opening a Deposit Account or  Securities Account, as the case may be (or, in either case, such later date as may be approved by the Administrative Agent in its sole discretion), use its commercially reasonable efforts to, cause each bank or other financial institution at which it maintains any Deposit Account or any Securities Account other than any Exempt Account to enter into a Control Agreement with the Administrative Agent with respect to such account, in form and substance reasonably satisfactory to the Administrative Agent in order to give the Administrative Agent control of such account; provided, that to the extent the balances in all accounts that would otherwise be required to be subject to Control Agreements but for their balances exceed $200,000 in the aggregate, such accounts shall be required to become subject to Control Agreements pursuant to the requirements of this Section 4.8.; provided, further, in connection with any Deposit Account or Securities Account (other than any Exempt Account) for which the Administrative Agent has not received a Control Agreement pursuant to the requirements of this Section 4.8, the Administrative Agent may require such Grantor to promptly close such account and to open and maintain a new Deposit Account or Securities Account, as applicable, with a financial institution subject to a Control Agreement.

4.9.         Updating of Exhibits to Security Agreement.  Each Grantor will provide to the Administrative Agent, concurrently with the delivery of the certificate of a financial officer of the Company as required by Section 6.1(d) of the Credit Agreement, updated versions, as necessary, of the Exhibits to this Security Agreement.  Each Grantor, in its discretion, may also from time to time provide additional updates to the Exhibits to this Security Agreement.  Updated versions of Exhibits shall replace the prior versions thereof being updated.  For the avoidance of doubt, the receipt of such updated Exhibits by the Administrative Agent shall not be understood to permit any action prohibited hereunder or constitute a waiver of any provision contained herein.

4.10.       Producer Payables.  Each Grantor agrees and confirms that all amounts payable by the Grantors for purchases of perishable agricultural commodities that are the subject of the Perishable Agricultural Commodities Act shall be paid when due, other than those being contested in good faith by the applicable Grantor and for which such Grantor has established adequate reserves under GAAP.  Each Grantor shall promptly notify the Administrative Agent of any Person making demand upon such Grantor for payment in respect of the foregoing or demand for any assets (or proceeds thereof) securing such amounts payable.  Each Grantor agrees and confirms that it has adequate procedures in place to ensure that Collateral purchased by such Grantor is free of Liens other than those permitted under the Credit Agreement and that are in accordance with the Federal Food Security Act.

ARTICLE V

EVENTS OF DEFAULT

5.1.         The occurrence of any one or more of the following events shall constitute an Event of Default:

5.1.1  Any representation or warranty made or deemed made by a Grantor herein or which is contained in any certificate, document or financial or other statement furnished by such Grantor at any time under or in connection with this Security Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made.

5.1.2  The breach by any Grantor of any of the terms or provisions of Section  4.1.5 or Article VII.

5.1.3  The breach by any Grantor (other than a breach which constitutes an Event of Default under Section 5.1.1 or 5.1.2 hereof) of any of the terms or provisions of this Security Agreement which is not remedied within 30 days after any Grantor obtains knowledge of such breach.

5.1.4  The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement.

5.2.         Acceleration and Remedies.  Upon the acceleration of payment of any principal, interest or other obligations owing under or in connection with the Loan Documents, pursuant to Article VIII of the Credit Agreement, all principal, interest, fees and other amounts owing or outstanding under the Credit Agreement, and, to the extent provided for under any other Loan Documents, such obligations owing or outstanding under such Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Administrative Agent may, or at the direction of the Required Lenders shall, exercise any or all of the following rights and remedies:

5.2.1  Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to the Administrative Agent and the Holders of Secured Obligations prior to an Event of Default.

5.2.2  Those rights and remedies available to a secured party under the Arizona UCC (whether or not the Arizona UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

5.2.3  Without notice except as specifically provided in Section 8.1 hereof or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable.

The Administrative Agent, on behalf of the Holders of Secured Obligations, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain outstanding obligations in respect of Cash Management Services or Rate Management Obligations, the Required Lenders may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any obligations in respect of Cash Management Services or Rate Management Obligations.

Notwithstanding the foregoing, the Administrative Agent and Lenders will be subject to those limitations on rights and remedies set forth in Article VIII of the Credit Agreement.

5.3.         Grantors’ Obligations Upon An Event of Default.  Upon the request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

5.3.1  Assembly of Collateral.  Assemble and make available to the Administrative Agent the Collateral and all records relating thereto at any place or places specified by the Administrative Agent.

5.3.2  Administrative Agent Access.  Permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.4.         License.  The Administrative Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, such Grantor’s rights under all licenses and all franchise agreements shall inure to the Administrative Agent’s benefit.  In addition, each Grantor hereby irrevocably agrees that, subject to applicable law, the Administrative Agent may, following the occurrence and during the continuance of an Event of Default, sell any of such Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

5.5.         Waiver.  Each Grantor hereby waives, in connection with any foreclosure or other exercise of remedies by the Administrative Agent with respect to the Equity Interests in such Grantor or any Equity Interests held by such Grantor, (i) any requirement that the Administrative Agent or any transferee deliver to such Grantor or its counsel any legal opinion or any other evidence of compliance with, exemption from registration under or a lack of liability of such Grantor under the Securities Act of 1933 or any other applicable state or federal law and (ii) any requirement of the consent of such Grantor to any assignment or transfer.

5.6.         Federal Securities Laws.  In view of the position of each Grantor in relation to the Collateral or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition by the Administrative Agent of the Collateral permitted under this Article.  Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt under this Article to dispose of all or part of the Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect.  The Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Collateral under this Article, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 5.6 will apply (a) notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells and (b) only during the continuance of an Event of Default.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Administrative Agent or any Holder of Secured Obligations to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the (a) Required Lenders and (b) each Grantor, and then only to the extent in such writing specifically set forth, provided that the addition of any Person as a Grantor hereunder by execution of a Supplement hereto in the form of Annex I (with such modifications as shall be acceptable to the Administrative Agent) shall not require receipt of any consent from or execution of any documentation by the Required Lenders or any other Grantor party hereto.  All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Holders of Secured Obligations until the Secured Obligations (other than Unliquidated Obligations) have been paid in full.

ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES

7.1.         Lockboxes.  Upon request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor shall execute and deliver to the Administrative Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Administrative Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Administrative Agent.

7.2.         Collection of Receivables.  The Administrative Agent may at any time after the occurrence and during the continuance of an Event of Default, by giving each Grantor written notice, elect to require that the Receivables be paid directly to the Administrative Agent for the benefit of the Holders of Secured Obligations.  In such event, each Grantor shall, and shall permit the Administrative Agent to, promptly notify the account debtors or obligors under the Receivables owned by such Grantor of the Administrative Agent’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Administrative Agent.  Upon receipt of any such notice from the Administrative Agent, each Grantor shall thereafter hold in trust for the Administrative Agent, on behalf of the Holders of Secured Obligations, all amounts and proceeds received by it with respect to the Receivables and immediately and at all times thereafter during the continuance of an Event of Default deliver to the Administrative Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements.  The Administrative Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4 hereof.

7.3.         Special Collateral Account.  At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations.  No Grantor shall have any control whatsoever over said cash collateral account.  The Administrative Agent shall apply the collected balances in said cash collateral account promptly to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

7.4.         Application of Proceeds.  Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Company), or (B) prior to the occurrence of an Event of Default, a mandatory prepayment which shall be applied in accordance with Section 2.7 of the Credit Agreement), or (ii) after an Event of Default has occurred and is continuing shall be applied pursuant to the terms of the Credit Agreement.

ARTICLE VIII

GENERAL PROVISIONS

8.1.         Notice of Disposition of Collateral; Condition of Collateral.  Each Grantor hereby waives notice of the time and place of any public sale occurring during the continuance of an Event of Default or the time after which any private sale or other disposition of all or any part of the Collateral may be made during the continuance of an Event of Default.  To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Company, addressed as set forth in Article IX hereof, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.  The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale.

8.2.         Compromises and Collection of Collateral.  The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent may reasonably determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts reasonably and in good faith based on information known to it at the time it takes any such action.

8.3.         Administrative Agent’s Performance of Grantor’s Obligations.  Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to (and failed to) perform or pay in this Security Agreement and such Grantor shall reimburse the Administrative Agent for any reasonable amounts paid by the Administrative Agent pursuant to this Section 8.3.  Each Grantor’s obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.4.         Authorization for Administrative Agent to Take Certain Action.  Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) during the continuance of an Event of Default, to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) during the continuance of an Event of Default, to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by such Grantor and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Administrative Agent Control over such Securities or other Investment Property, (v) during the continuance of an Event of Default, to enforce payment of the Instruments, Accounts and Receivables in the name of the Administrative Agent or such Grantor, (vi) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in the Credit Agreement or, during the continuance of an Event of Default, as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Loan Document or which are being contested in good faith pursuant to any other Loan Document), and each Grantor agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

8.5.         Specific Performance of Certain Covenants.  Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.2, 5.3, or in Article VII hereof will cause irreparable injury to the Administrative Agent and the Holders of Secured Obligations, that the Administrative Agent and Holders of Secured Obligations have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Holders of Secured Obligations to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6.         Use and Possession of Certain Premises.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to occupy and use any premises owned or leased by the Grantors where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Grantor for such use and occupancy.

8.7.         Benefit of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Holders of Secured Obligations and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement), except that the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent.

8.8.         Survival of Representations.  All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.9.         Taxes and Expenses.  Taxes, costs, fees and expenses in respect of this Security Agreement shall be paid by the Grantors as required by Sections 3.5 and 9.6 of the Credit Agreement (with the understanding and agreement of each Grantor that, for purposes hereof, each Grantor shall have the same payment and reimbursement obligations as the Company under Sections 3.5 and 9.6 even though such Grantor is not specifically referenced in Sections 3.5 and 9.6).  Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.10.       Headings.  The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.11.       Termination.  This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated (subject to the survival of those terms that survive termination) pursuant to its express terms and (ii) all of the Secured Obligations (other than Unliquidated Obligations) have been paid in full in cash and performed in full and no commitments of the Administrative Agent or the Holders of Secured Obligations which would give rise to any Secured Obligations are outstanding.

8.12.       Entire Agreement.  This Security Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

8.13.       Governing Law; Jurisdiction; Waiver of Jury Trial.

8.13.1  CHOICE OF LAW.  THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ARIZONA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.13.2  CONSENT TO JURISDICTION.  EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN MARICOPA COUNTY, ARIZONA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT,

THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN MARICOPA COUNTY, ARIZONA.

8.13.3  Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Article IX of this Security Agreement, and each of the Grantors hereby appoints the Company as its agent for service of process.  Nothing in this Security Agreement or any other Loan Document will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.

8.13.4  WAIVER OF JURY TRIAL.  EACH PARTY TO THIS SECURITY AGREEMENT HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.  EACH GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER GRANTOR HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER GRANTOR WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER GRANTORS HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.

8.14.       Indemnity.  Each Grantor hereby agrees, jointly with the other Grantors and severally, to indemnify the Administrative Agent and the Holders of Secured Obligations, and their respective successors, assigns, agents and employees (the “Indemnified Parties”), from and against any and all liabilities, damages, penalties, suits, costs, and reasonable expenses of any kind and nature (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not an Indemnified Party is a party thereto) imposed on, incurred by or asserted against an Indemnified Party arising out of this Security Agreement, or arising out of or relating to the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by an Indemnified Party or any Grantor, and any claim for Patent, Trademark or Copyright infringement), provided that such indemnity shall not, as to any indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such indemnitee.

8.15.       Subordination of Intercompany Indebtedness.  Each Grantor agrees that any and all claims of such Grantor against any other Grantor (each an “Obligor”) with respect to any

“Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations; provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing, such Grantor may make loans to and receive payments with respect to Intercompany Indebtedness from each such Obligor to the extent not prohibited by the terms of this Security Agreement and the other Loan Documents.  Notwithstanding any right of any Grantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Grantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Holders of Secured Obligations and the Administrative Agent in those assets.  No Grantor shall have any right to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations (other than Unliquidated Obligations) shall have been fully paid and satisfied (in cash) and all Commitments of the Lenders under the Credit Agreement have terminated or expired.  If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other similar action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold (except to the extent not prohibited by the Loan Documents), then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Indebtedness of such Obligor to any Grantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations (other than Unliquidated Obligations) shall have first been fully paid and satisfied (in cash).  Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Grantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Secured Obligations (other than Unliquidated Obligations) and the termination or expiration of all Commitments of the Lenders and Letters of Credit issued pursuant to the Credit Agreement have been terminated or expired or appropriately collateralized (as contemplated by the Credit Agreement), such Grantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Secured Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Holders of Secured Obligations, in precisely the form received (except for the endorsement or assignment of the Grantor where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Grantor as the property of the Holders of Secured Obligations.  If any such Grantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same.  Each Grantor agrees that until the Secured Obligations (other than Unliquidated Obligations) have been paid in full (in cash) and satisfied and all Commitments and Letters of Credit issued under the Credit Agreement have terminated or expired or been appropriately collateralized (as contemplated by the Credit Agreement), no Grantor will assign or transfer to any Person (other than the Administrative Agent or the Company or another Grantor) any claim any such Grantor has or may have against any Obligor.

8.16.       Severability.  Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.17.       Counterparts.  This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy or electronic mail (PDF) shall be effective as delivery of a manually executed counterpart of this Security Agreement.

8.18.       Release of Collateral.  Notwithstanding Article VI hereof or anything to the contrary set forth herein (but without impairment of any automatic or obligatory release under the Credit Agreement), if Collateral is permitted to be sold, transferred or assigned by a Grantor pursuant to or in connection with a transaction permitted hereunder or under the Credit Agreement (such as, but not limited to, a permitted asset sale or a permitted sale of a Subsidiary of such Grantor), then the Administrative Agent shall release such Collateral from its Lien thereon; provided, that the Company shall deliver a written certificate to the Administrative Agent (upon which the Administrative Agent shall be entitled to conclusively rely) certifying that such transaction is permitted under the Credit Agreement, and providing evidence that reasonably supports such certification, prior to any such release. The Administrative Agent, at the Grantors’ sole cost and expense, shall deliver such documents and make such filings reasonably requested of it to further evidence such release.

ARTICLE IX

NOTICES

9.1.         Sending Notices.  Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 13.1 of the Credit Agreement.  Any notice delivered to the Company shall be deemed to have been delivered to all of the Grantors.

9.2.         Change in Address for Notices.  Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties in accordance with Section 9.1.

ARTICLE X

THE ADMINISTRATIVE AGENT

U.S. Bank National Association has been appointed Administrative Agent for the Holders of Secured Obligations hereunder pursuant to Article X of the Credit Agreement.  It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Holders of Secured Obligations to the Administrative Agent pursuant to the Credit

Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article X.  Any successor Administrative Agent appointed pursuant to Article X of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

INVENTURE FOODS, INC., as a Grantor

By:
Name:
Title:

LA COMETA PROPERTIES, INC., as a Grantor

By:
Name:
Title:

POORE BROTHERS — BLUFFTON, LLC, as a Grantor

By:
Name:
Title:

TEJAS PB DISTRIBUTING, INC., as a Grantor

By:
Name:
Title:

BOULDER NATURAL FOODS, INC., as a Grantor

By:
Name:
Title:

BN FOODS, INC., as a Grantor

By:
Name:
Title:

RADER FARMS, INC., as a Grantor

Signature Page to

Inventure Foods Security Agreement

By:
Name:
Title:

WILLAMETTE VALLEY FRUIT COMPANY, as a Grantor

By:
Name:
Title:

FFF ACQUISITION SUB, INC., as a Grantor

By:
Name:
Title:

Signature Page to

Inventure Foods Security Agreement

U.S. BANK NATIONAL
ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Signature Page to

Inventure Foods Security Agreement

EXHIBIT “A”

LOCATIONS OF REAL PROPERTY, INVENTORY, AND EQUIPMENT

A.            Real Properties Owned by the Grantors:

B.            Properties Leased by the Grantors (include Landlord’s Name):

C.            Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements) (include name of warehouse operator or other bailee or consignee)

EXHIBIT “B”

CHANGE IN LEGAL NAME OR JURISDICTION OF ORGANIZATION OR MERGER OR CONSOLIDATION

EXHIBIT “C”

EQUIPMENT AND INTELLECTUAL PROPERTY

A. Equipment covered by certificates of title:

Description

B. Aircraft/engines, ships, railcars and other vehicles governed by federal statute:

Description	Registration Number

C.  Patents, Copyrights, Trademarks protected under federal law*; Industrial Designs:

* For (i) Trademarks, show the Trademark itself, the registration date and the registration number; (ii) Trademark applications, show the Trademark applied for, the application filing date and the serial number of the application; (iii) Patents, show the Patent number, issue date and a brief description of the subject matter of the Patent; and (iv) Patent applications, show the serial number of the application, the application filing date and a brief description of the subject matter of the Patent applied for.  Any licensing agreements for Patents or Trademarks should be described on a separate schedule.

EXHIBIT “D”

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

Grantor	Filing Office
BN FOODS, INC.	Secretary of State of Colorado
Boulder Natural Foods, Inc.	Secretary of State of Arizona
FFF Acquisition Sub, Inc.	Secretary of State of Delaware
Inventure Foods, Inc.	Secretary of State of Delaware
La Cometa Properties, Inc.	Secretary of State of Arizona
POORE BROTHERS - BLUFFTON, LLC	Secretary of State of Delaware
Rader Farms, Inc.	Secretary of State of Delaware
TEJAS PB DISTRIBUTING, INC.	Secretary of State of Arizona
Willamette Valley Fruit Company	Secretary of State of Delaware

EXHIBIT “E”

COMMERCIAL TORT CLAIMS

EXHIBIT “F”

FIXTURES

Legal description, county and street address of property on which Fixtures are located

EXHIBIT “G”

LIST OF PLEDGED SECURITIES

A.  Stocks

Issuer	Certificate Number	Number of Shares

B.  Bonds

Issuer	Number	Face Amount	Coupon Rate	Maturity

C.  Government Securities

Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

D.  Other Securities or Other Investment Property (Certificated and Uncertificated)

Issuer	Description of Collateral	Percentage Ownership Interest

EXHIBIT “H”

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

Name on Account	Bank Name and Address	Account Number	Type of Account	Authorized Signer(s)

EXHIBIT “I”

ORGANIZATION INFORMATION

Grantor	Federal Employer Identification Number	Type of Organization	State of Organization or Incorporation	State Organization Number

ANNEX I

SECURITY AGREEMENT SUPPLEMENT

Reference is hereby made to the Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of November 8, 2013, made by each of Inventure Foods, Inc. (the “Company”) and certain other Persons party thereto (together with the Company, each an “Initial Grantor”, and together with any additional Persons, including the undersigned, which become parties thereto by executing a Supplement in substantially the form hereof and after giving effect to any Persons released from the Agreement as permitted by the Agreement, the “Grantors”), in favor of the Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement.

By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [                                                    ] [corporation/limited liability company/other] (the “New Grantor”) agrees to become, and does hereby become, a Grantor under the Agreement and agrees to be bound by such Agreement as if originally a party thereto.  The New Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Holders of Secured Obligations and (to the extent specifically provided in the Agreement) their Affiliates, a security interest in all of such New Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral, to secure the prompt and complete payment and performance of the Secured Obligations.  Notwithstanding the foregoing or any other provision hereof to the contrary, the amount of Equity Interests in any First Tier Foreign Subsidiary that is an Affected Foreign Subsidiary pledged or required to be pledged to the Administrative Agent hereunder or under any other Collateral Document shall be automatically limited to not more than 65% of the voting Equity Interests of such First Tier Foreign Subsidiary (and the term “Collateral” shall not include any other Equity Interests of such First Tier Foreign Subsidiary or any Equity Interests of any Foreign Subsidiary that is not a First Tier Foreign Subsidiary).  For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of Intellectual Property rights owned by the New Grantor.

By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in the Agreement are true and correct in all respects as of the date hereof.  Except as modified pursuant to Schedule A hereto (to the extent such modifications are permitted under the Agreement), the New Grantor represents and warrants that the supplements to the Exhibits to the Agreement attached hereto are true and correct in all respects and such supplements set forth all information required to be scheduled under the Agreement. To the extent required under the Agreement, the New Grantor shall take all steps necessary to perfect, in favor of the Administrative Agent, a first-priority security interest in and lien against the New Grantor’s Collateral, including to the extent so required delivering all certificated Securities to the Administrative Agent, and taking all steps necessary to properly perfect the Administrative Agent’s interest in any uncertificated equity or membership interests.

IN WITNESS WHEREOF, the New Grantor has executed and delivered this Security Agreement Supplement as of this                        day of                         ,         .

[NAME OF NEW GRANTOR]

By:
Name:
Title: